Registration No.  333-09643

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF

1933

___________________

QUESTAR CORPORATION
(Exact name of registrant as specified in its charter)
___________________

UTAH (State or other jurisdiction of incorporation or organization)
87-0407509 (I. R. S. Employer Identification Number)

180 East 100 South
P.O. Box 45433
Salt Lake City, Utah 84145-0433
(801) 324-5000
(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)
_____________________

Thomas C. Jepperson
Vice President & General Counsel
Questar Corporation
180 East 100 South
P.O. Box 45433
Salt Lake City, Utah 84145-0433
(801) 324-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_________________________

Copy to:
Richard J. Grossman, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
_________________________

From time to time after this Post-Effective Amendment No. 1 becomes effective.

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☒

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment  thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction  I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

_________________________

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 amends the Registration Statement to reflect amendments to the Dividend Reinvestment and Stock Purchase Plan of Questar Corporation (the "registrant").  No additional securities are being registered.  Registration fees were paid with the original filing of Registration Statement No. 333-09643 on August 6, 1996.

2

PROSPECTUS

QUESTAR CORPORATION

DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

Common Stock (Without Par Value)

CUSIP 748356 10 2

The Dividend Reinvestment and Stock Purchase Plan (the “Plan”) of Questar Corporation (“Questar” or the “Company”) offers interested shareholders and investors a convenient and economical method of investing in shares of the Company’s Common Stock (the “Common Stock”).  The Plan amends and restates Questar's Dividend Reinvestment and Stock Purchase Plan which was originally adopted December 17, 1982 and has been significantly amended since such date.

Participation in the Plan is open to all shareholders of record and to beneficial owners of Common Stock, assuming certain conditions are met.  Other interested investors may also participate in the Plan.  Each such shareholder, owner or investor who participates in the Plan is referred to herein as a “Participant”.

The Plan permits full or partial reinvestment of cash dividends paid on Common Stock and also permits Participants to make additional investments of $50 to $120,000 per year by personal check or through automatic monthly deductions from an account in a qualified financial institution.

Upon request, Participants may receive certificates for whole shares of Common Stock credited to their Plan accounts.  Participants may also receive a check or direct deposit by selling shares of Common Stock credited to their Plan accounts.

Participants may deposit their certificated shares in the Plan for safekeeping and reinvestment of dividends.

Under the Plan, the Company may purchase the shares of Common Stock offered through the Plan on the open market or through negotiated transactions or may issue new shares of Common Stock to Plan Participants.

The price for shares of the Company’s Common Stock, when purchased on the open market or through negotiated transactions, will be determined by dividing the total cost (including brokerage fees) of all shares purchased by the number of shares purchased on the applicable Investment Date, as described below.  The price of the Common Stock purchased directly from the Company with reinvested dividends or with cash investments will be the closing price of the Common Stock on the composite tape of the New York Stock Exchange on the applicable Investment Date as reflected in the “Wall Street Journal”.

The Company has reserved a total of 20,000,000 shares of Common Stock to be used in connection with the Plan and has registered these shares with the Securities and Exchange Commission.  As of the date of this prospectus, 1,943,169 unissued shares remain.

The Company’s Common Stock is listed on the New York Stock Exchange. The closing price of the Common Stock on the New York Stock Exchange on October 30, 2007, was $55.72.

An investment in Common Stock through the Plan has the same market risks as any other investment in Common Stock.  See the risk factors listed in Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2006.

PLEASE READ THIS PROSPECTUS AND THE RISK FACTORS CAREFULLY BEFORE INVESTING AND RETAIN THIS PROSPECTUS FOR YOUR FUTURE REFERENCE.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is October 31, 2007

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY.  NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGES IN THE AFFAIRS OF THE COMPANY TO THE DATE HEREOF.  THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OR AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION IN SUCH JURISDICTION.

TABLE OF CONTENTS

Page

The Company

4

Direct Registration

4

Use of Proceeds

4

Description of the Plan

5

Purpose

5

Advantages

5

Administration

5

Cost to Participate

6

Participation

6

Participation Options

8

Automated Account Privileges

9

Cash Investments

10

Direct vs. Market Purchases

11

Reinvestment of Dividends

12

Safekeeping of Certificates

12

Certificates Issued for Shares

12

Termination of Participation

13

Sale of Shares

14

Reports to Participants

14

Federal Tax Information

14

Other Information

15

Description of Common Stock

17

Dividend Policy

17

Liquidation Rights

18

Legal Opinion

18

Experts

18

Indemnification of Directors and Officers

18

Available Information

18

Incorporation of Certain Documents by Reference

19

THE COMPANY

Questar Corporation is a natural gas-focused energy company with four major lines of business – gas and oil exploration and production, midstream field services, interstate gas transportation, and retail gas distribution – which are conducted through its three principal subsidiaries.  Questar Market Resources, Inc. and its subsidiaries engage in gas and oil exploration, development and production and midstream field services – gas gathering and processing, as well as wholesale gas and oil marketing and gas storage.  Questar Pipeline Company provides interstate natural gas transportation and storage services.  Questar Gas Company provides retail natural gas distribution.

Questar is a holding company, as that term is defined in the Public Utility Holding Company Act of 2005 (PUHCA 2005), because its subsidiary Questar Gas is a gas utility.  Questar however qualifies for an exemption and waiver from provisions of the Act applicable to holding companies.  PUHCA 2005 supersedes the Public Utility Holding Act of 1935 under which Questar qualified for an exemption.  Questar conducts most of its operations through subsidiaries.  The parent-holding company performs certain management, legal, tax, administrative and other services for its subsidiaries.

Questar operates in the Rocky Mountain and Midcontinent regions of the United States of America and is headquartered in Salt Lake City, Utah.  Shares of Questar Common Stock trade on the New York Stock Exchange under the symbol STR.

DIRECT REGISTRATION

The Company is a participant in the Direct Registration System (“DRS”).  DRS is a method of recording shares of stock in book-entry form.  Book-entry means that shares are registered in the shareholder’s name on the books of the Company without the need for physical certificates and are held separately from any Plan shares the shareholder may own.  Shares held in book-entry have all the traditional rights and privileges as shares held in certificate form.  With DRS a shareholder can:

•

Eliminate the risk and cost of storing certificates in a secure place

•

Eliminate the cost associated with replacing lost, stolen, or destroyed certificates

•

Move shares electronically to their broker

Future share transactions will be issued in book-entry form rather than physical certificates unless the shareholder specifies otherwise.  A shareholder may convert any stock certificate currently held into book-entry form by sending the stock certificate to Wells Fargo Shareowner Services with a request to deposit it to the shareholder’s DRS account.  There is no cost to the shareholder for this custodial service and by doing so the shareholder will be relieved of the responsibility for loss or theft of the certificate.  Because shareholders bear the risk of loss and the cost of purchasing an indemnity bond to replace lost certificates when sending stock certificates through the mail, it is recommended that shareholders send them to Wells Fargo Shareowner Services by registered mail, insuring them through the Post Office for 3% of the current market value of the shares represented by the certificates.  The certificates should not be endorsed.

Shareholders may choose to have a portion or all of their full book-entry or Plan shares delivered directly to their brokers by contacting their broker/dealers.  When using a broker to facilitate a share movement, the shareholder should provide the broker with a copy of the DRS account statement.

USE OF PROCEEDS

Unless shares of Common Stock are purchased directly from the Company, the Company will receive no proceeds from shares of Common Stock purchased through the Plan.  The Company does not know the number of shares, if any, that will be purchased directly from the Company under the Plan and, therefore, cannot estimate the proceeds that it will receive from such shares.  To the extent that any shares of Common Stock are purchased directly from the Company, the Company intends to use the proceeds from the issuance of such shares for general corporate purposes.

DESCRIPTION OF THE PLAN

The following are the provisions of the Plan, as amended effective October 23, 2007.

Purpose

1. What is the purpose of the Plan?

The purpose of the Plan is to provide shareholders and other interested investors with a simple and convenient method of investing cash dividends and optional cash investments in shares of Common Stock.

Advantages

2.  What are the advantages of the Plan?

a.  Common Stock will be purchased with the dividends paid on all or part of the Common Stock registered in a Participant’s name according to the instructions received from the Participant on the Participant’s Account Authorization Form.  Participants may also purchase shares of Common Stock with optional cash investments of not less than $50 per investment and not more than $120,000 per calendar year.   Optional cash investments can be made by personal check or through automatic monthly deductions from an account in a qualified financial institution.

b.  Even though brokerage commissions are paid by Participants in connection with purchases and sales made in the open market under the Plan, such fees are expected to be less than commissions paid by individual investors because a Participant’s transactions are aggregated with those of others for the purpose of making stock transactions in large volume.  Any such savings are shared by all Participants.  An administrative fee will be charged on initial cash purchases and all sales.  No other fee or service charge will be paid by Participants in connection with purchases made in the open market or directly from the Company under the Plan.

c.  Full investment of a Participant’s funds is possible because the Plan permits fractional shares, as well as full shares, to be credited to a Participant’s account.

d.  Safekeeping of shares held in a Participant’s account under the Plan is assured since certificates for such shares are not issued to the Participant unless so requested.  Regular statements of account provide simplified record keeping.

e.  Participants may sell shares of stock through the Plan, while incurring only a minimal administrative fee and brokerage commission.

f.  Direct initial share purchases can be made under the Plan with a minimum initial investment of $250 or a minimum investment of $50 if automatic monthly deductions of at least $50 from an account in a qualified financial institution are also authorized on the same form, while incurring only a $10 administrative fee to establish an account.

Administration

3.  Who administers the Plan for Participants?

Wells Fargo Shareowner Services, a division of Wells Fargo Bank, N.A. (the “Plan Administrator”), administers the Plan for the Participants, keeps records, sends statements of account to

Participants, and performs other duties relating to the Plan.  The Plan Administrator uses an independent agent when making open market purchases.  Shares of Common Stock purchased under the Plan are held by the Plan Administrator, or its nominee, for the Participants in the Plan.

Cost to Participate

4.  What costs are associated with participation in the Plan?

When the Plan purchases shares from the Company, Participants do not pay purchase commissions.  However, Participants pay commissions on shares purchased on the open market.  Commissions on open market purchases are expected to be lower than Participants would otherwise pay due to volume discounts.

Individuals making an initial purchase through the Plan who are not current shareholders on the Company’s records will be charged a one time $10 administrative fee to establish an account.  The minimum amount to make an initial purchase of shares and establish an account is $250.  The initial minimum amount is lowered to $50 if automatic monthly deductions of at least $50 from an account in a qualified financial institution are also authorized on the same form.

If a Participant requests to sell shares through the Plan, the Participant will pay any related administrative fees, brokerage commissions, and applicable taxes.

At the present time there is no service charge for participating in the Plan.  However, the Company can change the fee structure for the Plan at any time.  Upon such a change, the Company or the Plan Administrator will make reasonable efforts to contact the Participant.

The Company pays many of the administrative costs of the Plan.  The Participant pays the following fees indicated below:

Enrollment Fee	$10.00
Certificate Issuance	Company paid
Certificate Deposit	Company paid
Investment Fees
Dividend reinvestment service fee	Company paid
Optional cash investment service fee	Company paid
Automatic withdrawal service fee	Company paid
Purchase commission	$0.05 per share
Sale Fees
Service fee	$15.00 per transaction
Sale commission	$0.10 per share
Fee for Returned Checks or Rejected Automatic Bank Withdrawals	$25.00 per item
Prior Year Duplicate Statements	$15.00 per year

Participation

5.  Who is eligible to participate in the Plan?

All shareholders of record are eligible to enroll in the Plan.  A shareholder of record means any shareholder who appears on the Company records as the registered owner of Questar’s Common Stock.

Other interested investors are also eligible to participate in the Plan by making an initial investment and completing the enrollment procedure (see question number 7).

Citizens or residents of a foreign country should determine whether they are subject to any governmental regulations prohibiting or restricting participation in the Plan.

Beneficial owners (shareholders who own shares through a broker or trust account) are also eligible to participate if certain conditions are met (see question number 9).

6.  How does a shareholder participate in the Plan?

A shareholder may enroll in the Plan at any time by reading this Prospectus and completing the appropriate Account Authorization Form and returning it to the Plan Administrator at the address shown in question number 37.  A Prospectus and an Account Authorization Form may be obtained at any time by contacting the Plan Administrator by telephone or in writing, or may be downloaded from the Plan Administrator’s Internet web page as directed in question number 37.

If the Account Authorization Form is received on or prior to the record date for a dividend payment, reinvestment of the shareholder’s dividends will begin with that dividend payment.  If the Account Authorization Form is received after such record date, reinvestment of dividends may not begin until the dividend payment following the next record date.

7.  How does an investor that is not a shareholder of record participate in the Plan?

New investors may join the Plan at any time by reading this Prospectus and completing the appropriate Account Authorization Form and returning it to the Plan Administrator at the address shown in question number 37, or enrolling online.  The Account Authorization Form must be accompanied with an initial cash investment of $250 (minimum) to $120,000 (maximum).  The initial cash investment requirement is lowered to $50 minimum if automatic monthly deductions of at least $50 ($10,000 monthly maximum) from an account in a qualified financial institution are also authorized on the same form.   The Prospectus and an Account Authorization Form may be obtained at any time by contacting the Plan Administrator by telephone, or in writing, or may be downloaded from the Plan Administrator’s Internet web page listed in question number 37.

Investments must be made by personal check made payable to “Shareowner Services”, and mailed or otherwise delivered to the Plan Administrator, or by automatic monthly deductions of at least $50 from an account in a qualified financial institution.   Actual cash or third party checks will not be accepted and investments must be in United States dollars and drawn on a United States bank.  Investments received by the Plan Administrator without a signed Account Authorization Form will be returned to the investor.

8.  Are there any fees associated with making an Initial Cash Investment?

Individuals who are not current shareholders of record will be charged a one time $10 administrative fee to establish an account when they make an initial purchase through the Plan.  The $10 fee will be subtracted from the amount contributed (i.e., an investor sends in a minimum investment of $250, from which the $10 fee will be subtracted and $240 will be invested; or if they also authorize automatic monthly deductions, $10 will be deducted from the first minimum investment of $50, and $40 will be invested).  Shareholders of record will not be charged an administrative fee of $10 for their initial purchase of stock.

Broker commissions are paid by Participants in connection with purchases made in the open market under the Plan; such fees are expected to be less than commissions paid by individual investors because a Participant’s transactions are aggregated with those of others for the purpose of making stock transactions in large volume.  Any such savings are shared by all Participants (see question number 17).

9.  Can beneficial owners whose shares are registered in names other than their own (for example, in the name of a broker, bank nominee or trustee) participate in the Plan?

Yes.  Beneficial owners may participate by having at least one share certificated and registered into their own names, or by making arrangements for such participation with the broker or fiduciary institution in whose name the stock is registered without having to transfer any shares into their own names, if the broker or such fiduciary institution agrees to provide such service.  In the latter case, it is the broker or fiduciary institution that becomes the Participant in the Plan.

Participation Options

10.  What participation options are available in the Plan?

Option A.

Full Dividend Reinvestment.  Participants may send in optional cash investments ($50 minimum) to purchase additional shares of stock.  Dividends earned on all certificated and book-entry (DRS) shares of Common Stock and all Plan shares are reinvested to purchase additional shares of Common Stock.

Option B.

Partial Dividend Reinvestment.  Participants may send in optional cash investments ($50 minimum) to purchase additional shares of stock.   Participants designate a specific percentage from 10% to 90% (in increments of 10%) of certificated shares, book-entry (DRS) shares, and shares held in the Plan on which they want to reinvest the dividends to purchase additional shares of Common Stock, while receiving cash dividends on the remaining balance of certificated shares, book-entry (DRS) shares, and shares held in the Plan.

Option C.

Optional Cash Investments Only.  Participants may send in optional cash investments ($50 minimum) to purchase additional shares of stock.  Participants will receive cash dividends for certificated shares, book-entry (DRS) shares, and shares held in the Plan; no dividends will be reinvested.

Option D.

 Initial Cash Investment.  Investors who are not current shareholders of record may send in cash investments to purchase initial and subsequent additional shares of stock.  (The Account Authorization Form must be accompanied with an initial cash investment of $250 or more, or $50 minimum if automatic monthly deductions of at least $50 (monthly maximum of $10,000) from an account in a qualified financial institution are also authorized on the same form.  Please see question numbers 6, 7, and 8 for additional information.)

NOTE:

A shareholder of record who does not indicate a participation option on the Account Authorization Form will automatically be enrolled in Option A (Full Dividend Reinvestment).

Participants may change their dividend reinvestment option at any time by going to the website (see question 12), calling (see question 11) or sending written notice to the Plan Administrator (see question 37).  Notices received on or before a dividend record date will be effective for that dividend.  Notices received after a dividend record date will not be effective until after that dividend has been paid.

Participants can have cash dividends not being reinvested transferred directly to their bank for deposit. For electronic direct deposit of dividend funds, contact the Plan Administrator to request a Direct Deposit of Dividends Authorization Form, complete the form, and return it to the Plan Administrator.  Be sure to include a voided check for checking accounts or savings deposit slip for savings accounts.  If the stock is jointly owned, all owners must sign the form.

Automated Account Privileges

11.  Can Participants access their account and perform transactions by telephone?

If a Participant has established automated privileges on their account, they can:

•

change the amount of or stop automatic monthly bank withdrawals;

•

change their dividend reinvestment option (for example, from full to partial reinvestment);

•

sell some or all of their Plan shares if the current market value of the shares to be sold is $25,000 or less (if the market value of the shares to be sold is greater than $25,000, the request must be submitted to the Plan Administrator in writing); and

•

request a certificate for some or all full shares in the Plan, but only if the current market value of the shares to be issued is $50,000 or less (if the market value of the shares for which a certificate is to be issued is greater than $50,000, the request must be submitted to the Plan Administrator in writing).

To establish automated privileges, please call the Plan Administrator and request an Automated Request Authorization form.

12.  Can Participants access their account and perform transactions online?

Participants may access account information and perform transactions on the Internet.

For shareholders of record, to activate their account and establish a Personal Identification Number (PIN), the shareholder will need their 10-digit Plan account number (which is listed on their account statement), their Social Security number, and their email address.

Instructions on creating an account or accessing an account online are as follows:

For new investors: Go to www.shareowneronline.com and click “Purchase Shares from a Direct Purchase Plan”.  Next, simply follow the instructions found on the “First Time Visitor, New Investor Select A Company” page.

For shareholders of record: Go to www.shareowneronline.com and click “First Time Visitor Sign Up”.  Next, simply follow the instructions found on the “First Time Visitor, New Member Registration” page.

Once a shareholder has successfully signed up, they will receive an e-mail notifying them that their account information is available, usually the next business day.  They will also receive a written confirmation in the mail unless they were a non-shareholder.

Once a Participant’s account is activated, Participants may:

•

authorize, change the amount of or stop automatic monthly bank withdrawals;

•

change their dividend reinvestment option (for example, from full to partial reinvestment); and

•

sell some or all of their Plan shares if the current market value of the shares to be sold is $25,000 or less (if the market value of the shares to be sold is greater than $25,000, the request must be submitted to the Plan Administrator in writing).

Certain restrictions may apply.

Cash Investments

13.  How are optional cash investments made?

The option to make cash investments is available to each Participant.  Optional cash investments cannot be less than $50 at any one time or more than $120,000 in total per calendar year and must be made by personal check made payable to “Shareowner Services” and mailed or otherwise delivered to the Plan Administrator at the address specified in question number 37, or by authorizing automatic monthly deductions of at least $50 ($10,000 monthly maximum) from an account in a qualified financial institution.

Actual cash or third party checks will not be accepted and investments must be in United States dollars and drawn on a United States bank.

Each cash investment should be accompanied by either the Account Authorization Form, the portion of a prior statement designed to be returned with an optional cash investment, or appropriate written instructions addressed to the Plan Administrator.

14.  When will optional cash investments be invested?

The Investment Date for optional cash investments is the last business day of each month.  Cash investments received on or after the last business day of each month will be invested on the last business day of the following month.

Optional cash investments that have been received but not yet invested will be returned to the Participant upon written request received by the Plan Administrator at least two (2) business days prior to the Investment Date for cash investments

 Investments made by check can be sent each month or on an irregular basis.  The amounts automatically deducted from an account in a qualified financial institution must be the same amount each month.

During the period that an optional cash investment is pending, the collected funds in the possession of the Plan Administrator may be invested in certain Permitted Investments.  For purposes of this Plan, “Permitted Investments” shall mean any money market mutual funds registered under the Investment Company Act (including those of an affiliate of the Plan Administrator or for which the Plan Administrator or any of its affiliates provides management advisory or other services) consisting entirely of (i) direct obligations of the United States of America; or (ii) obligations fully guaranteed by the United States of America.  The risk of any loss from such Permitted Investments shall be the responsibility of the Plan Administrator.  Investment income from such Permitted Investments shall be retained by the Plan Administrator.

If any optional cash investment, including investments by check or automatic withdrawal, is returned for any reason, the Plan Administrator will remove from the Participant’s account any shares purchased upon prior credit of such funds, and will sell these shares.  The Plan Administrator will also sell other shares in the account to recover a $25 returned funds fee for each optional cash investment returned unpaid for any reason and may sell additional  shares as necessary to cover any market loss incurred by the Plan Administrator.

Participants are under no obligation to make additional cash investments.  Funds awaiting purchase do not earn interest.

15.  Can Participants have optional cash investments automatically deducted from their bank account?

Yes.  Participants can authorize monthly automatic deductions from an account at a financial institution that is a member of the National Automated Clearing House Association.  The minimum amount for monthly deductions is $50, and the maximum amount is $10,000, and must be in United States dollars.

To initiate this service, a Participant must send in a completed Account Authorization Form to the Plan Administrator at the address listed in question number 37.  To change any aspect of the instructions, Participants must send a revised form to the Plan Administrator.  To terminate deductions, Participants must notify the Plan Administrator at least fifteen (15) business days prior to the next Investment Date for cash investments.

Once automatic deductions begin, funds will be deducted from the Participant’s designated account on the 25th of each month or on the next business day if the 25th is not a business day.  To be effective with respect to a particular Investment Date for cash investments, a Participant’s request to enroll in, make changes, or discontinue automatic withdrawals must be received by the Plan Administrator at least fifteen (15) business days prior to such Investment Date.

Direct vs. Market Purchases

16.  Who will make purchases of the Common Stock in the open market under the Plan?

The Plan Administrator is authorized to choose a broker/dealer, including an affiliated broker/dealer, at its sole discretion to facilitate purchases and sales of Common Stock by Plan Participants.  The Plan Administrator will furnish the name of the registered broker/dealer, including any affiliated broker/dealer, utilized in share transactions within a reasonable time upon written request from the Participant.  Subject to certain limitations, the broker/dealer selected by the Plan Administrator shall have full discretion as to all matters relating to such purchases, including determining the number of shares, if any, to be purchased on any day or at any time of that day, the prices paid for such shares, the markets on which such purchases are made, and the persons (including other brokers and dealers) from or through whom such purchases are made.

17.  How many shares of Common Stock will be purchased under the Plan and what will be the price of the shares?

Each Participant’s account will be credited with the number of shares (including fractional shares, computed to three decimal places) equal to the amount invested for the Participant’s account divided by the applicable price per share.

a.  Direct Purchases.  The price of the Common Stock purchased directly from the Company with reinvested dividends or with optional cash investments will be the closing price of the Common Stock as reported on the consolidated tape of the New York Stock Exchange on the applicable Investment Date as reflected in the “Wall Street Journal” or, if no trading in the Common Stock occurs on such date, on the next preceding date on which trading occurred.  There are no purchase commissions charged to Participants for direct purchases.

b.  Open Market Purchases.  The price of the Common Stock purchased in the open market with reinvested dividends or with optional cash investments will be the weighted average cost of such shares, including brokerage commissions, incurred in connection with the purchase of such shares on the applicable Investment Date.  The price per share will be determined by dividing the cost (including all brokerage fees) of all shares purchased with optional cash investments or reinvested dividends on the applicable Investment Date by the total number of shares purchased on such date.

Reinvestment of Dividends

18.  When will cash dividends be invested?

The Investment Dates for dividends are the dividend payment dates which typically occur in March, June, September, and December.  Cash dividends are reinvested on the Investment Date for dividends.   If a dividend payment date falls on a date when there is no trading, the Investment Date for dividends will be the next trading day.

19.  Is there a minimum or maximum amount for reinvested dividends?

Dividends designated for reinvestment through the Plan are not subject to a minimum or maximum amount.

Safekeeping of Certificates

20.  Can certificates be returned to the Plan Administrator to be held in the Participant’s Plan account?

Yes.  Certificates for Common Stock may be returned to the Plan Administrator to take advantage of the safekeeping feature of the Plan.  The certificates should be mailed to the address shown in question number 37, with instructions to deposit the shares, represented by the certificates, in the Plan account of the Participant.  Shareholders may submit certificates for safekeeping upon initial enrollment in the Plan or at any time while participating in the Plan.  Because shareholders bear the risk of loss and the cost of purchasing an indemnity bond to replace lost certificates when sending stock certificates through the mail, it is recommended that they send them to the Plan Administrator by registered mail, insuring them through the Post Office for 3% of the current market value of the shares represented by the certificates.  The certificates should not be endorsed.

Common Stock surrendered for safekeeping will be treated as Common Stock purchased through the Plan.

Certificates Issued for Shares

21.  Will certificates be issued for shares of Common Stock purchased pursuant to the terms of the Plan?

Certificates for shares of Common Stock purchased under the Plan will not normally be issued to Participants.  Any shares purchased (including fractional shares) will be credited to Participants’ accounts in the Plan and will be shown on their statement of account.  However, certificates for any number of whole shares of Common Stock credited to a Participant’s account will be issued upon request.  Certificates will not be issued for fractional shares.

22.  How does a Participant receive a stock certificate for shares held in their account?

Participants may request a stock certificate issued from their Plan balance by contacting the Plan Administrator in writing or by telephone, indicating the number of shares to be issued.  Requests to issue a stock certificate should be directed to the address or telephone number listed in question number 37.

A certificate will be issued in the name(s) that appear on the Company’s records and will be mailed as soon as practicable following receipt of the Participant’s request.

23.  May Common Stock held in a Plan account be transferred or assigned to another person?

A Participant may transfer or assign Plan shares to another person or entity by meeting the requirements for transfer of stock.  Requests for stock transfer requirements should be sent to the address shown in question number 37 or by calling the Plan Administrator at 1-866-877-6324 or (651) 450-4064.

If a Participant requests a transfer of all shares in the Plan account between a dividend record date and payment date, the transfer request will be processed; however, the Plan account will not be terminated.  The Participant may receive additional dividend reinvestment shares which will require the Participant to submit a written request to transfer the additional shares.

24.  May Common Stock held in a Plan account be pledged as collateral?

No.  Common Stock held in a Plan account may not be pledged as collateral.  Participants wishing to use their Common Stock as collateral must have certificates issued for the shares.  The certificates can then be delivered for collateral.

Termination of Participation

25.  How does a Participant withdraw or terminate participation in the Plan?

In order to withdraw or terminate participation in the Plan, a Participant must submit a request in writing, by telephone, or online.  The termination notice should specify whether to (1) convert all full Plan shares to book-entry (DRS) or stock certificates and sell the remaining fraction, (2) sell all of the Plan shares, or (3) convert a specified number of full Plan shares to book-entry (DRS) or stock certificates and sell the remaining shares.  Unless a stock certificate is specifically requested, all shares not sold will be issued to book-entry (DRS).  Participants will receive a check or direct deposit less any brokerage commission and service fees in the amount of any fractional or full shares sold.  Future dividends will be paid in cash.  If no election is made in the request for termination, full Plan shares will be converted to book-entry (DRS) and a check will be issued for net proceeds of the fractional share.

The shares and check will be issued to the registered account owners only.  The notice should be sent to the address listed on question number 37.

26.  When may a Participant withdraw or terminate participation in the Plan?

A Participant may withdraw from the Plan at any time.  A request for withdrawal should be sent to the Plan Administrator as directed in question number 37.  If the Plan Administrator receives a notice of withdrawal or termination prior to the record date for the next dividend payment with respect to certain of such Participant's shares of Common Stock, the Plan Administrator will pay the next dividend payment and all subsequent dividends on such shares of Common Stock to the Participant in cash.  If the Plan Administrator receives a notice of withdrawal or termination on or after a dividend record date, but before the dividend payment date, the termination will be processed as soon as practicable, and a separate dividend check will be mailed to the Participant.  Future dividends will be paid in cash, unless the Participant rejoins the Plan.

27.  Can the Company terminate a Participant’s participation in the Plan?

The Company and the Plan Administrator have the right to terminate a Participant from the Plan if less than one share is held in the Participant’s account.  A check will be issued to the Participant for the cash value of any fractional share in the Plan account.

In addition, the Company may terminate a Participant’s participation in the Plan if it believes that such participation may be contrary to the general intent of the Plan or in violation of applicable law.  The Participant’s Plan shares will be converted to book-entry (DRS) for whole shares and a check will be issued to the Participant for the cash value of the fractional share in the Plan account.

Sale of Shares

28.  Can a Participant sell shares through the Plan?

A Participant may sell shares through the Plan by contacting the Plan Administrator in writing, by telephone or online.  Sales requests are irrevocable after they are processed.  When submitting written requests to the Plan Administrator, all registered owners must sign as their name(s) appears on the account.

If a Participant submits a request to sell all or a portion of the Plan shares, and is requesting net proceeds to be automatically deposited to a bank checking or savings account, the Participant must provide a voided blank check for a checking account or blank savings deposit slip for a savings account.  If the Participant is unable to provide a voided check or deposit slip, the written request must have the Participant’s signature(s) medallion guaranteed by an eligible financial institution for direct deposit.  Requests for automatic deposit of sale proceeds that do not provide the required documentation will not be honored and a check for the net proceeds will be issued.

29.  When will shares be sold?

The Plan Administrator will make every reasonable effort to process a Participant’s sale order on the next business day following receipt of a properly completed request (sale requests involving multiple transactions may experience a delay).  The Plan Administrator will not be liable for any claim arising out of failure to sell stock on a certain date or at a specific price.  Shares will be sold on the open market by the Plan Administrator’s appointed Independent Agent.  The Independent Agent will have full discretion in all matters related to the sale, including the terms of sale, sale price and the market or persons through whom the shares are sold.  Participants may not specify a price at which to sell their stock.

Selling Participants should be aware that the share price of Company Common Stock may fall or rise during the period between a request for sale, its receipt by the Plan Administrator, and the ultimate sale in the open market.  Participants should evaluate these possibilities while deciding whether and when to sell any shares through the Plan.  The price risk will be borne solely by the Participant.

A check will be issued for the proceeds of the sale, less the administrative fee, broker commission, and any tax withholding, if applicable (if the shareholder has not certified a tax identification number or the Plan Administrator has been notified by the IRS that the shareholder is subject to backup withholding), and will be made payable to the registered account owners only.

Shares held outside the Plan may not be sold through the Plan unless they are first deposited with the Plan Administrator.

Reports to Participants

30.   What reports will be sent to Participants?

As soon as practicable after each Investment Date, the Plan Administrator sends each affected Participant a statement of account.  These statements will provide a continuing record of information with respect to a Participant’s account and should be retained for tax purposes.  In addition, each Participant receives copies of the communications sent to all holders of Common Stock, including the Company’s annual report to shareholders, proxy materials, and income tax information.

Federal Tax Information

31.  What are the federal income tax consequences to a Participant in the Plan?

Although a Participant’s dividends will be reinvested, they are subject to income tax as if they were paid to the Participant in cash.  The Participant will also be subject to income tax on gains resulting from sales of their shares.  Participants should consult with their own tax adviser concerning their personal tax situation.

Just prior to or after the end of each calendar year, Participants will be sent an Information Return (i.e., a 1099-Div or 1042S, which may be included with the last dividend payment for the year) summarizing dividends paid to them during the prior year.  An Information Return (i.e., 1099-B) summarizing gross sales transactions during the prior year will also be sent if shares are sold through the Plan.  The Plan Administrator must also provide this information to the IRS.

Although the Plan Administrator makes efforts to assist Participants by providing periodic statements and other reports, Participants have the ultimate responsibility for maintaining their own records for tax and other purposes.

Other Information

32.  What happens if the Company issues a stock dividend, declares a stock split, or has a rights offering?

Any shares of Common Stock distributed by the Company as a stock dividend on shares credited to a Participant’s account or upon any split of such shares will be credited to the Participant’s account.  Stock dividends or split shares distributed on any certificated or book-entry (DRS) shares registered in the name of the Participant will be credited to book-entry (DRS) in the same manner as to shareholders who are not participating in the Plan.  If a Participant sends notice of termination or a request to sell to the Plan Administrator between the record date and the payment date for a stock distribution, the request will not be processed until the stock distribution is credited to the Participant’s account.

Warrants representing rights on any shares registered in the Participant’s name and on shares credited to the account of a Participant will be mailed directly to the Participants in the same manner as to shareholders not participating in the Plan.

33.  How will a Participant’s shares be voted at meetings of shareholders?

The proxy information provided to each Participant prior to any meeting of shareholders will include the number of certificated and book-entry (DRS) shares entitled to vote that are registered in the Participant’s name and the number of shares that are credited to such Participant’s Plan account.  All such shares will be voted in accordance with the instruction of the Participant, whether voting by phone, by Internet, or by proxy card.

If the Participant fails to vote the proxy by phone, or by Internet, or if a proxy card is not returned or if it is returned unsigned, none of the Participant’s shares indicated on such proxy will be voted unless the Participant votes in person.  If a signed proxy card is returned without instructions, the Participant’s shares will be voted in accordance with the recommendations of the Company’s Board of Directors.

34.  What is the responsibility of the Company and the Plan Administrator under the Plan?

In administering the Plan, neither the Company, the Plan Administrator nor any broker/dealer selected by the Plan Administrator to execute purchases and sales on behalf of Plan Participants is liable for any good faith act or omission to act, including but not limited to any claim of liability (i) arising out of the failure to terminate a Participant’s account upon such Participant’s death prior to receipt of a notice in writing of such death, (ii) with respect to the prices or times at which shares are purchased or sold, or (iii) as to the value of the shares acquired for Participants.

The Plan Administrator is acting solely as agent of the Company and neither the Company nor the Plan Administrator owes any duties, fiduciary or otherwise, to any other person by reason of this Plan, and no implied duties, fiduciary or otherwise, shall be read into this Plan.  The Plan Administrator undertakes to perform such duties and only such duties as are expressly set forth in this prospectus, to be performed by it, and no implied covenants or obligations shall be read into this Plan against the Plan Administrator or the Company.

In the absence of negligence or willful misconduct on its part, neither the Company nor the Plan Administrator, whether acting directly or through agents or attorneys, shall be liable for any action taken, suffered, or omitted or for any error of judgment made by it in the performance of its duties hereunder.  In no event shall the Company or the Plan Administrator be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profit), even if the Company or the Plan Administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

The Plan Administrator shall: (i) not be required to and shall make no representations and have no responsibilities as to the validity, accuracy, value or genuineness of any signatures or endorsements, other than its own; and (ii) not be obligated to take any legal action hereunder that might, in its judgment, involve any expense or liability, unless it has been furnished with reasonable indemnity.

Neither the Company nor the Plan Administrator shall be responsible or liable for any failure or delay in the performance of its obligations under this Plan arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities; computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental actions; it being understood that the Plan Administrator and the Company shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

The Company cannot assure Participants of a gain or protect Participants against a loss on the shares purchased under the Plan.  An investment in Common Stock through the Plan has the same market risks as any other investment in Common Stock.  See the risk factors listed in Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2006.

The payments of dividends, if any, will depend upon the Company’s future earnings, financial condition, and other factors.

35.  May the Plan be changed or discontinued?

The Company reserves the right to suspend, modify, or terminate the Plan at any time.  All Participants will receive notice of any such suspension, modification or termination or any action that significantly affects a Participant’s rights or obligations under the Plan.

36.  Who interprets and regulates the Plan?

Any question of interpretation arising under the Plan will be determined by the Company in accordance with applicable laws of the state of Utah.

37.  Where should correspondence regarding the Plan be directed?

All correspondence regarding the Plan should be addressed to:

Plan Requests should be mailed to:

Wells Fargo Shareowner Services

P.O. Box 64856

St. Paul, MN 55164-0856

Certified/Overnight Mail:

Wells Fargo Shareowner Services

161 North Concord Exchange

South St. Paul, MN 55075-1139

General Information:

Tel: 1-866-877-6324

Tel: 651-450-4064 (outside the United States)

An automated voice response system is available 24 hours a day, 7 days a week. Customer Service Representatives are available from 7:00 a.m. to 7:00 p.m., Central Standard Time, Monday through Friday, by pressing “0” at any time during the automated menu.

Fax: 651-450-4085

Internet:

General Inquiries - www.wellsfargo.com/shareownerservices

Account Information and Online Transactions - www.shareowneronline.com

DESCRIPTION OF COMMON STOCK

The Company is authorized to issue 350,000,000 shares of Common Stock without par value.  In addition, the Company is authorized to issue up to 5,000,000 shares of Class A Preferred Stock, without par value (“Class A Preferred Stock”), and up to 5,000,000 shares of Class B Preferred Stock, without par value (“Class B Preferred Stock”).  The Class A Preferred Stock and Class B Preferred Stock may be issuable from time to time in one or more series by Questar’s Board of Directors, without further action by shareholders.  The Company has, however, agreed with the Securities and Exchange Commission to undertake not to issue shares of Class A or Class B Preferred Stock unless certain financial tests are satisfied.  The Company has not issued any shares of Class A or Class B Preferred Stock.

The following summary of certain rights and privileges of the holders of Common Stock of the Company does not purport to be complete and is qualified in its entirety by reference to the Company’s Restated Articles of Incorporation and the laws of the state of Utah.  Holders of Common Stock do not have preemptive or conversion rights.  They are entitled to one vote for each share held in connection with the election of directors and other corporate matters and are entitled to receive such dividends as may be declared by the Board of Directors of the Company.  The holders of Common Stock do not have cumulative voting rights.

Dividend Policy

The funds required by the Company to operate and to enable it to pay dividends to holders of the Company’s Common Stock are expected to be derived from dividends paid by the Company’s subsidiaries.

Future dividends on Common Stock will be largely dependent upon the financial condition and capital requirements of the Company and its subsidiaries.  No assurance can be given as to the amount of future dividends, if any, which will necessarily be dependent on future earnings and financial requirements of the Company and its subsidiaries.  The most recent quarterly dividend declared by the Board of Directors on Common Stock was $.1225 per share, payable on December 10, 2007, to holders of record on November 16, 2007.

Liquidation Rights

After satisfaction of the preferential liquidation rights, with respect to preferred stock of the Company or any of its subsidiaries, the holders of Common Stock are entitled to share, ratably, in the distribution of all remaining assets.

LEGAL OPINION

Mr. Thomas Jepperson, the Company’s Vice President and General Counsel, has issued an opinion concerning the issuance of shares of Common Stock pursuant to the terms of the Plan.  As of  October 22, 2007, Mr. Jepperson owned 78,115.8589 shares of the Company’s Common Stock (in his own name and allocated to his account in the Company’s Employee Investment Plan) and has 15,000 unvested restricted shares and currently exercisable options to purchase 70,000 shares of Common Stock pursuant to the terms of the Company’s Long-term Stock Incentive Plan.

EXPERTS

The consolidated financial statements of Questar Corporation and subsidiaries appearing in Questar Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2006 (including the schedule appearing therein), and Questar Corporation’s management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements and management's assessment are, and audited financial statements and Questar Corporation’s management’s assessments of the effectiveness of internal control over financial reporting to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and management's assessments (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Utah’s Revised Business Corporation Act permits, and in some cases requires, the Company to indemnify directors and officers who are or have been a party or are threatened to be made a party to litigation against expenses (including attorneys’ fees) in specified circumstances.  The Company’s Bylaws basically provide that the Company shall indemnify directors and officers to the fullest extent permitted by law.

The Company maintains an insurance policy on behalf of its directors and officers insuring them against certain liabilities, including liabilities under the Securities Act of 1933 as amended.  The Company has also entered into individual indemnification agreements with its directors, approved by shareholders, that provide each with a contractual right to receive the maximum indemnification permitted by Utah law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors or officers of the Company pursuant to the foregoing provisions and contracts, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Securities and Exchange Commission.  Proxy statements, reports and other information concerning the Company can be inspected and copied during normal business hours at the public reference facilities maintained by the Commission at its principal offices at 100 F Street, N.E., Washington, D.C. 20549.  Please call the Commission at 1-800-732-0330 for further information on the public reference room.  Copies of such material can be obtained from the Commission at prescribed rates.  The Commission also maintains a website at www.sec.gov that

contains materials filed by the Company.   In addition, such material can be inspected at the office of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.  This Prospectus does not contain all information set forth in the Registration Statement and Exhibits thereto which the Company has filed with the Commission under the Securities Act of 1933 and to which reference is hereby made.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Company hereby incorporates herein by reference, and at any time hereafter prior to the termination of the offering made by this Prospectus, the Company shall be deemed to have incorporated herein by reference, the latest Questar Corporation Annual Report on Form 10-K, the latest Questar Corporation Proxy Statement, the latest quarterly reports on Form 10-Q, and all other documents filed by it pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, and all such documents shall be deemed to be part of this Prospectus.

The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon the written request of any such person, a copy of any or all of the documents incorporated herein by reference, excluding the exhibits thereto.  Requests for such documents should be directed to Abigail L. Jones, Vice President, Compliance and Corporate Secretary, by mail at 180 East 100 South, P. O. Box 45433, Salt Lake City, Utah 84145-0433, or by telephone at (801) 324-5678.

The Company’s principal executive offices are located at 180 East 100 South, Salt Lake City, Utah and its telephone number is (801) 324-5000.  The Company's mailing address is P. O. Box 45433, Salt Lake City, Utah 84145-0433. The Company’s Internet website address is www.questar.com.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered are as set forth below. All such expenses, except for the SEC registration and filing fees, are estimated:

SEC Registration Fee(1)	$0
Legal Fees and Expenses	$22,000
Accounting Fees and Expenses	$10,000
Printing Fees	$2,200
Miscellaneous	$0
Total	$34,200

(1)     Previously paid.

Item 15. Indemnification of Directors and Officers

Reference is made to Section 16-10a-901 through 16-10a-909 of the Utah Revised Business Corporation Act, which provides for indemnification of directors and officers in certain circumstances.

Our Bylaws provide that we may voluntarily indemnify any individual made a party to a proceeding because he is or was our director, officer, employee or agent against liability incurred in the proceeding, but only if we have authorized the payment in accordance with the applicable statutory provisions of the Utah Revised Business Corporation Act (Sections 16-10a-902, 16-10a-904 and 16-10a-

907) and a determination has been made in accordance with the procedures set forth in such provision that such individual conducted himself in good faith, that he reasonably believed his conduct, in his official capacity with us, was in our best interests and that his conduct, in all other cases, was at least not opposed to our best interests, and that he had no reasonable cause to believe his conduct was unlawful in the case of any criminal proceeding. The foregoing indemnification in connection with a proceeding by or in the right of us is limited to reasonable expenses incurred in connection with the proceeding, which expenses may be advanced by us. Our Bylaws provide that we may not voluntarily indemnify our director, officer, employee or agent in connection with a proceeding by or in the right of us in which such individual was adjudged liable to us or in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjusted liable on the basis that personal benefit was improperly received by him.

Our Bylaws provide further that we shall indemnify our director, officer, employee or agent who was wholly successful, on the merits or otherwise, in defense of any proceeding to which he was a party because he is or was such a director, officer, employee or agent, against reasonable expenses incurred by him in connection with the proceeding.

Our Bylaws further provide that no director of ours shall be personally liable to us or our stockholders for monetary damages for any action taken or any failure to take any action, as a director, except liability for (a) the amount of a financial benefit received by a director to which he is not entitled; (b) an intentional infliction of harm on us or the stockholders; (c) any action that would result in liability of the director under the applicable statutory provision concerning unlawful distributions; or (d) an intentional violation of criminal law.

We maintain insurance on behalf of our officers and directors pursuant to which (subject to the limits and limitations of such insurance) the officers and directors are insured against certain expenses in connection with the defense of actions or proceedings, and certain liabilities that might be imposed as a result of such actions or proceedings, to which any of them is made a party by reason of being or having been a director or officer.

Item 16. Exhibits

Number	Description
4.01	Questar Corporation Dividend Reinvestment and Stock Purchase Plan, as amended effective October 23, 2007.
5.01	Opinion of Thomas C. Jepperson, Esq., Vice President and General Counsel.
23.01	Consent of Ernst & Young LLP.
23.02	Consent of Thomas C. Jepperson (included in Exhibit No. 5.01).

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than

20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to its Registration Statement No. 333-09643 to be filed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, Utah, on the 31st day of October, 2007.

QUESTAR CORPORATION

/s/S. E. Parks

Senior Vice President and
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement No. 333-09643 has been signed below by the following persons in the capacities indicated.

Signature	Title

/s/ Keith O. Rattie	Chairman, President and Chief Executive Officer

/s/ P.S. Baker, Jr.	Director

/s/ Teresa Beck	Director

/s/ R. D. Cash	Director

/s/ L. Richard Flury	Director

/s/ James A. Harmon	Director

/s/ Robert E. McKee III	Director

/s/ Gary G. Michael	Director

/s/ M. W. Scoggins	Director

/s/ Harris H. Simmons	Director

/s/ Charles B. Stanley	Director

/s/ Bruce A. Williamson	Director

EXHIBIT INDEX

Exhibits List	Exhibits
4.01	Questar Corporation Dividend Reinvestment and Stock Purchase Plan, as amended effective October 23, 2007.
5.01	Opinion of Thomas C. Jepperson, Esq., Vice President and General Counsel
23.01	Consent of Ernst & Young LLP.
23.02	Consent of Thomas C. Jepperson (included in Exhibit No. 5.01).

Exhibit 4.01.

QUESTAR CORPORATION

DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

(As Amended and Restated Effective October 23, 2007)

Section 1.  Plan Adopted

Questar Corporation, (the "Company") hereby amends, effective October 23, 2007, the Dividend Reinvestment and Stock Purchase Plan (the "Plan"), which was originally adopted December 17, 1982 and has been significantly amended since such date.  Under the Plan, owners of the Company's Common Stock will be provided an opportunity to invest cash dividends and optional cash investments in additional shares of the Company's Common Stock.  In addition, interested investors, by making an initial cash investment of at least $250.00, but not more than $120,000.00, may purchase shares of the Company’s Common Stock pursuant to the Plan.  The initial cash investment requirement is lowered to $50.00 minimum if automatic monthly deductions of at least $50.00 ($10,000.00 monthly maximum) are also authorized on the same form.  Participants in the Plan ("Participants") can also sell shares of the Company’s Common Stock held through the Plan.  The Plan permits full or partial reinvestment of cash dividends paid on Common Stock.

Section 2.  Purpose of the Plan

The purpose of the Plan is to provide interested persons with a simple and convenient method of investing cash dividends and/or optional cash investments in shares of the Company’s Common Stock at regular intervals.

Section 3.  Eligibility

Participation in the Plan is open to shareholders of record and beneficial owners of the Company’s Common Stock, assuming certain conditions are met.  Interested investors who are not owners of Common Stock may also join the Plan

Section 4.  Administration

Wells Fargo Shareowner Services, a division of Wells Fargo Bank, N.A. (the "Plan Administrator") administers the Plan for Participants, keeps records, sends statements of account to Participants, and performs other duties relating to the Plan.  Additional shares purchased under the Plan shall be registered in the name of the Plan Administrator or its nominee.  The Company, without the prior consent of the Participants, may appoint a different Plan administrator at any time.

The Plan Administrator is authorized to choose a broker/dealer, including an affiliated broker/dealer, at its sole discretion to facilitate purchases and sales of Common Stock by Plan Participants (the "Independent Agent").  The Plan Administrator will furnish the name of the Independent Agent, including any affiliated broker/dealer, utilized in share transactions within a reasonable time upon written request from the Participant.  Subject to certain limitations, the Independent Agent selected by the Plan Administrator shall have full discretion as to all matters relating to such purchases, including determining the number of shares, if any, to be purchased on any day or at any time of that day, the prices paid for such shares, the markets on which such purchases are made, and the persons (including other brokers and dealers) from or through whom such purchases are made.

Section 5.  Participation

(a)

Any holder of record of the Company's Common Stock may join the Plan by signing an Authorization Form and returning it to the Plan Administrator.  Participants may obtain Account Authorization Forms at any time by contacting the Plan Administrator by telephone or in writing, or downloading them from the Plan Administrator’s Internet web page.

(b)

Beneficial owners of Common Stock may become shareholders of record by having some or all of their shares transferred into their names in order for a shareholder to be eligible to directly participate in the Plan.  Beneficial owners may request their record holders (such as a broker or fiduciary institution) to participate in the Plan on their behalf.

(c)

Interested investors who are not owners of Common Stock may purchase shares of Common Stock in accordance with Section 9, and such investors will be treated as shareholders of record even though their shares of Common Stock are held through the Plan.

(d)

A person may enroll in the Plan at any time.  The Plan Administrator must receive an Authorization Form on or before the record date for a dividend payment in order for a shareholder to use such dividend to purchase additional shares of Common Stock.  Dividends on Common Stock are generally paid in the months of March, June, September, and December.  Nothing in this Plan will be considered a guarantee or promise to pay any dividends in the future except as may be declared by the Board of Directors of the Company from time to time.  The record dates for dividends on Common Stock are ordinarily within 30 days prior to the dividend payment dates.  The dates on which dividends are paid are referred to as "Dividend Investment Dates".  Cash dividends are reinvested on the Dividend Investment Dates, and are used to purchase additional shares of stock.  The last business day of each month is referred to as the "Cash Payment Investment Date".  Optional cash investments and initial cash investments are used to purchase shares of Common Stock on the Cash Payment Investment Date.  If the Company issues new shares to Plan Participants, the shares will be issued and sold on the Dividend Investment Date or the Cash Payment Investment Date, as applicable.

(e)

Authorization Forms shall direct the Plan Administrator to purchase additional shares of the Company's Common Stock with cash dividends payable on all or a specified portion of the shares of Common Stock registered in the Participant's name as well as all or a specified portion of the whole and fractional shares of Common Stock credited to the Participant's account under the Plan.  The Authorization Forms shall also authorize the Plan Administrator to purchase additional shares of the Company's Common Stock with any optional cash investments made by the Participant.

Section 6.  Costs

The Plan Administrator shall charge Participants brokerage commissions in connection with purchasing shares of the Company's Common Stock in the open market.  Individuals making an initial cash investment through the Plan who are not shareholders will be charged a one-time administrative fee to establish an account.  Participants electing to sell shares of Common Stock through the Plan in accordance with Section 10 will pay any related administrative fees, brokerage commissions and any applicable taxes for each such sale.  The Plan Administrator will also charge a fee for returned checks or rejected automatic bank withdrawals and for copies of prior year statements.

At the present time, the Company pays all other costs in connection with the administration of the Plan.  The Company, however, reserves the right to charge fees incurred when administering Participants’ accounts.  The Company will notify participants of any fee changes prior to the changes becoming effective.

Section 7.  Operation

(a)

Direct Registration.  The Company is a participant in the Direct Registration System (“DRS”).  DRS is a method of recording shares of stock in book-entry form.  Book-entry means that shares are registered in the shareholder’s name on the books of the Company without the need for physical certificates and are held separately from any Plan shares the shareholder may own.  Shares held in book-entry have all the traditional rights and privileges as shares held in certificate form.  Future share transactions will be issued in book-entry form rather than physical certificates unless the shareholder specifies otherwise.

(b)

Shares Available Under the Plan.  Shares of Common Stock offered to Participants pursuant to the Plan may be purchased by the Plan Administrator in the open market or through negotiated transactions.  The Company also reserves the right to issue and sell additional new shares of Common Stock to Plan Participants.  The Company's election between purchasing shares of Common Stock on the open market or through a negotiated transaction and issuing new shares will depend on several factors, including the Company's need for additional equity funds.  Any shares of Common Stock issued by the Company shall be registered with the Securities and Exchange Commission.

(c)

Price of Shares.   The price of the Common Stock purchased in the open market with reinvested dividends or with optional cash investments will be the weighted average cost of such shares, including brokerage commissions, incurred in connection with the purchase of such shares on the applicable

Investment Date.  The price per share will be determined by dividing the cost (including all brokerage fees) of all shares purchased with optional cash investments or reinvested dividends on the applicable Investment Date by the total number of shares purchased on such date.

The price of the Common Stock purchased directly from the Company with reinvested dividends or with optional cash investments will be the closing price of the Common Stock as reported on the consolidated tape of the New York Stock Exchange on the applicable Investment Date as reflected in the “Wall Street Journal” or, if no trading in the Common Stock occurs on such date, on the next preceding date on which trading occurred.  There are no purchase commissions charged to Participants for direct purchases.

(d)  Number of Shares.  Each Participant’s account will be credited with the number of shares (including fractional shares, computed to three decimal places) equal to the amount invested for the Participant’s account divided by the applicable price per share.

(e)  Participation Options.  The Plan Administrator will reinvest dividends on all or a portion of the shares of Common Stock registered in each Participant's name, in accordance with such Participant's directions on the Account Authorization Form(s), as well as all or a portion of the dividends on shares of Common Stock credited to such Participant's account under the Plan.  The Company will apply such dividends to the purchase of shares for the account of such Participant.  The Company will also apply any optional cash investments and any initial cash investments received prior to the close of business on the business day prior to the Cash Payment Investment Date to the purchase of shares for the account of such Participant.   The following participation options are available in the Plan:

Option A.

Full Dividend Reinvestment.  Participants may send in optional cash investments ($50.00 minimum) to purchase additional shares of stock.  Dividends earned on all certificated and book-entry (DRS) shares of Common Stock and all Plan shares are reinvested to purchase additional shares of Common Stock.

Option B.

Partial Dividend Reinvestment.  Participants may send in optional cash investments ($50.00 minimum) to purchase additional shares of stock.   Participants designate a specific percentage from 10% to 90% (in increments of 10%) of certificated shares, book-entry (DRS) shares, and shares held in the Plan on which they want to reinvest the dividends to purchase additional shares of Common Stock, while receiving cash dividends on the remaining balance of certificated shares, book-entry (DRS) shares, and shares held in the Plan.

Option C.

Optional Cash Investments Only.  Participants may send in optional cash investments ($50.00 minimum) to purchase additional shares of stock.  Participants will receive cash dividends for certificated shares, book-entry (DRS) shares, and shares held in the Plan; no dividends will be reinvested.

Option D.

 Initial Cash Investment.  Investors who are not current shareholders of record may send in cash investments to purchase initial and subsequent additional shares of stock.  (The Account Authorization Form must be accompanied with an initial cash investment of $250.00 or more, or $50.00 minimum if automatic monthly deductions of at least $50.00 (monthly maximum of $10,000) from an account in a qualified financial institution are also authorized on the same form).

A shareholder of record who does not indicate a participation option on the Account Authorization Form will automatically be enrolled in Option A (Full Dividend Reinvestment).

Participants may change their dividend reinvestment option at any time by going to the website of, calling or sending written notice to, the Plan Administrator.  Notices received on or before a dividend record date will be effective for that dividend.  Notices received after a dividend record date will not be effective until after that dividend has been paid.

Participants can have cash dividends not being reinvested transferred directly to their bank for deposit. For electronic direct deposit of dividend funds, Participants must contact the Plan Administrator to request a Direct Deposit of Dividends Authorization Form, complete the form, and return it to the Plan Administrator with a voided check for checking accounts or savings deposit slip for savings accounts.  If the stock is jointly owned, all owners must sign the form.

Section 8.  Optional Cash Investments

A Participant in the Plan may make optional cash investments for additional shares of Common Stock each month.  Optional cash investments must be at least $50.00 per payment and may not exceed $120,000.00 per calendar year and must be made by personal check made payable to “Shareowner Services” and mailed or otherwise delivered to the Plan Administrator.  Investments made by check can be sent each month or on an irregular basis.  Optional cash investments must be received by the close of business on the business day prior to the Cash Payment Investment Date.  Optional cash investments received after such time will be held by the Plan Administrator until the next Cash Payment Investment Date.  No interest shall be paid by the Company or the Plan Administrator on optional cash investments held pending investment.  Optional cash investments that have been received but not yet invested will be returned to the Participant upon written request received by the Plan Administrator at least two (2) business days prior to the Cash Payment Investment Date.

Participants can authorize monthly automatic deductions from an account at a financial institution that is a member of the National Automated Clearing House Association.  The amounts automatically deducted from an account in a qualified financial institution must be the same amount each month.  The minimum amount for monthly deductions is $50.00, and the maximum amount is $10,000.00, and must be in United States dollars.  To initiate this service, a Participant must send in a completed Account Authorization Form to the Plan Administrator.  To change any aspect of the instructions, Participants must send a revised form to the Plan Administrator.  To terminate deductions, Participants must notify the Plan Administrator at least fifteen (15) business days prior to the next Cash Payment Investment Date.  Once automatic deductions begin, funds will be deducted from the Participant’s designated account on the 25th of each month or on the next business day if the 25th is not a business day.  To be effective with respect to a particular Cash Payment Investment Date, a Participant’s request to enroll in, make changes, or discontinue automatic withdrawals must be received by the Plan Administrator at least fifteen (15) business days prior to such Investment Date.

During the period that an optional cash investment is pending, the collected funds in the possession of the Plan Administrator may be invested in certain Permitted Investments.  For purposes of this Plan, “Permitted Investments” shall mean any money market mutual funds registered under the Investment Company Act (including those of an affiliate of the Plan Administrator or for which the Plan Administrator or any of its affiliates provides management advisory or other services) consisting entirely of (i) direct obligations of the United States of America; or (ii) obligations fully guaranteed by the United States of America.  The risk of any loss from such Permitted Investments shall be the responsibility of the Plan Administrator.  Investment income from such Permitted Investments shall be retained by the Plan Administrator.

If any optional cash investment, including investments by check or automatic withdrawal, is returned for any reason, the Plan Administrator will remove from the Participant’s account any shares purchased upon prior credit of such funds, and will sell these shares.  The Plan Administrator will also sell other shares in the account to recover a returned funds fee for each optional cash investment returned unpaid for any reason and may sell additional shares as necessary to cover any market loss incurred by the Plan Administrator.

Section 9.  Initial Cash Investments

An interested investor who is not an owner of Common Stock may become a Participant in the Plan by completing the appropriate Account Authorization Form and returning it to the Plan Administrator, or enrolling online.  The Account Authorization Form must be accompanied with an initial cash investment of $250.00 (minimum) to $120,000.00 (maximum).  The initial cash investment requirement is lowered to $50.00 minimum if automatic monthly deductions of at least $50.00 ($10,000.00 monthly maximum) from an account in a qualified financial institution are also authorized on the same form.   Participants may obtain the Account Authorization Form at any time by contacting the Plan Administrator by telephone or in writing, or by downloading it from the Plan Administrator’s Internet web page.  Investments must be made by personal check made payable to “Shareowner Services”, and mailed or otherwise delivered to the Plan Administrator, or by automatic monthly deductions of at least $50.00 from an account in a qualified financial institution.   Actual cash or third party checks will not be accepted and investments must be in United States dollars and drawn on a United States bank.  Investments received by the Plan Administrator without a signed Account Authorization Form will be returned to the investor.  Once the initial cash purchase is made, the investor becomes a Participant and can make optional cash investments.  A Participant's initial cash investment will be aggregated with any subsequent optional cash investments for purposes of the $120,000.00 maximum per calendar year.  Shares of Common Stock purchased with initial cash investments are credited to a new Participant’s account in the Plan.  The new Participant is treated as a shareholder of record even though no certificates representing the shares purchased with the initial cash investment or any subsequent optional cash investments are issued, except upon request.

Section 10.  Sales

A Participant may sell shares of Common Stock through the Plan.  Such shares are sold on the open market on any business day by the Plan Administrator’s Independent Agent.  The Plan Administrator will make every reasonable effort to process a Participant’s sale order on the next business day following receipt of a properly completed request.  The Independent Agent shall have all discretion in all matters related to the sale, including the terms of sale, sale price, and the market or person through which the shares are sold.  A Participant cannot specify a price at which to sell Plan shares.  Accordingly, a Participant will not be able to precisely time any sales through the Plan, and will bear the market risk associated with fluctuation in the price of the Common Stock.  A Participant may only sell Common Stock held through the Plan, including shares of Common Stock represented by certificates sent to the Company for safekeeping and enrolled in the Plan.  A sale request can be made to the Plan Administrator in writing, by telephone or online, and is irrevocable after it is processed.  When submitting written requests, all registered owners must sign as their name(s) appears on the account.  An administrative fee, brokerage commissions associated with the sale, and any applicable tax withholding will be deducted from the proceeds mailed to the Participant.  Proceeds will be payable to the registered account holders only.  The Plan Administrator shall send Information Returns to Participants who sell shares through the Plan.

If a Participant submits a request to sell all or a portion the Plan shares, and is requesting net proceeds to be automatically deposited to a bank checking or savings account, the Participant must provide a voided blank check for a checking account or blank savings deposit slip for a savings account.  If the Participant is unable to provide a voided check or deposit slip, the written request must have the Participant’s signature(s) medallion guaranteed by an eligible financial institution for direct deposit.  Requests for automatic deposit of sale proceeds that do not provide the required documentation will not be honored and a check for the net proceeds will be issued.

Section 11.  Reports to Participants

Each Participant shall receive a statement of account as soon as practical after each applicable Investment Date.  In addition, each Participant shall receive the same communications sent to every holder of Common Stock, whether they are electronic notices or hard copies, including annual reports, notices of the annual meeting and proxy statements, and Information Returns reporting dividend income received for tax purposes.

Section 12.  Certificates for Shares of Common Stock

(a)

Certificates for any number of whole shares credited to an account under the Plan will be issued upon the request of the Participant in the name(s) that appear on the Company's records and will be mailed as soon as practicable following receipt of Participant’s request.

(b)

Certificates for fractional shares will not be issued under any circumstances.

(c)

Shares held in the account of a Participant under the Plan may not be pledged as collateral.

(d)

Accounts under the Plan shall be maintained in the names in which certificates of the Participants were registered at the time they entered the Plan.  Certificates for whole shares shall be similarly registered when withdrawn from the custody of the Plan Administrator.  Accounts under the Plan for new Participants shall be maintained in the names shown on the initial Authorization Form submitted by such Participants.

(e)

A Participant may send certificated shares to the Company for safekeeping.  Such shares will be treated as Plan shares.  Such shares are also eligible to be sold, upon the Participant’s written request, by the Independent Agent, in accordance with Section 10 above.

Section 13.  Stock Transfers

Participants may transfer or assign Plan shares to another person, registration or entity by meeting the requirements for transfer of stock.  Requests for stock transfer requirements should be to the Plan Administrator by telephone or in writing.  If a Participant requests a transfer of all shares in the Plan account between a dividend record date and payment date, the transfer request will be processed; however, the Plan account will not be terminated.  The Participant may receive additional dividend reinvestment shares which will require the Participant to submit a written request to transfer the additional shares.

Section 14.  Withdrawal or Termination of Participation in the Plan

(a)  A Participant at any time may terminate or withdraw from participation in the Plan by so notifying the Plan Administrator in writing, by telephone or online.

(b)  If the Plan Administrator receives a notice of withdrawal or termination prior to the record date for the next dividend payment with respect to certain of such Participant's shares of Common Stock, the Plan Administrator will pay the next dividend payment and all subsequent dividends on such shares of Common Stock to the Participant in cash.

(c)  If the Plan Administrator receives notice of withdrawal or termination on or after the record date for the next dividend payment with respect to certain of such Participant's shares of Common Stock, the withdrawal or termination will be processed as soon as practical, and a separate dividend check will be mailed to the participant.  Future dividends will be paid in cash, unless the Participant rejoins the Plan.

(d)  If a Participant withdraws or terminates his entire participation in the Plan, the Participant has the choice of: (1) converting all full Plan shares to book-entry (DRS) or stock certificates and selling the remaining fraction, (2) selling all of the Plan shares, or (3) converting a specified  number of full Plan shares to book-entry (DRS) or stock certificates and selling the remaining shares.  Unless a stock certificate is specifically requested, all shares not sold will be issued to book-entry (DRS). Participants will receive a check or direct deposit less any brokerage commission and service fees in the amount of any fractional or full shares sold.  Future dividends will be paid in cash.  If no election is made in the request for termination, full Plan shares will be converted to book-entry (DRS) and a check will be issued for net proceeds of the fractional share.

Section 15.  Termination of Accounts

The Company and the Plan Administrator have the right to terminate a Participant from the Plan if less than one share is held in the Participant's account.  This termination will be accomplished by sending the Participant a check for the cash value of any fractional share in the Plan account.

In addition, the Company may terminate a Participant’s participation in the Plan if it believes that such participation may be contrary to the general interest of the Plan or in violation of applicable law, in which case the Participant’s Plan shares will be converted to book-entry (DRS) for whole shares and a check will be issued to the Participant for the cash value of any fractional share in the Plan account.

Section 16.  Disposition of Less Than All Shares Registered in Participant's Name

A Participant may sell or otherwise dispose of all or a portion of the shares of Common Stock registered in his name even though the Participant has authorized the Company to reinvest dividends payable on such shares.  If the Participant has previously requested reinvestment, the Company will continue to reinvest dividends payable on the remaining shares registered in the Participant's name, subject to its discretion to terminate any Participant's account that has less than one share in it.

Section 17.  Amendment of Plan

The Company reserves the right to suspend, modify, or terminate the Plan at any time.  All Participants will receive notice of any such suspension, modification or termination or any action that significantly affects a Participant’s rights or obligations under the Plan.

Section 18.  Governing Law

The terms and conditions of the Plan and its operation will be governed by the laws of the State of Utah.

Section 19.  Company; Plan Administrator; Broker Dealer Not Liable

In administering the Plan, neither the Company, the Plan Administrator nor any broker/dealer selected by the Plan Administrator to execute purchases and sales on behalf of Plan Participants is liable for any good faith act or omission to act, including but not limited to any claim of liability (i) arising out of the failure to terminate a Participant’s account upon such Participant’s death prior to receipt of a notice in writing of such death, (ii) with respect to the prices or times at which shares are purchased or sold, or (iii) as to the value of the shares acquired for Participants.

The Plan Administrator is acting solely as agent of the Company and neither the Company nor the Plan Administrator owes any duties, fiduciary or otherwise, to any other person by reason of this Plan, and no implied duties, fiduciary or otherwise, shall be read into this Plan.  The Plan Administrator undertakes to perform such duties and only such duties as are expressly set forth in this Plan, to be performed by it, and no implied covenants or obligations shall be read into this Plan against the Plan Administrator or the Company.

In the absence of negligence or willful misconduct on its part, neither the Company nor the Plan Administrator, whether acting directly or through agents or attorneys, shall be liable for any action taken, suffered, or omitted or for any error of judgment made by it in the performance of its duties hereunder.  In no event shall the Company or the Plan Administrator be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profit), even if the Company or the Plan Administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

The Plan Administrator shall: (i) not be required to and shall make no representations and have no responsibilities as to the validity, accuracy, value or genuineness of any signatures or endorsements, other than its own; and (ii) not be obligated to take any legal action hereunder that might, in its judgment, involve any expense or liability, unless it has been furnished with reasonable indemnity.

Neither the Company nor the Plan Administrator shall be responsible or liable for any failure or delay in the performance of its obligations under this Plan arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities; computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental actions; it being understood that the Plan Administrator and the Company shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 20.  Taxation

The automatic reinvestment of distributions does not relieve participants of any federal, state or local taxes which may be payable (or required to be withheld on distributions).  Participants will also be subject to income tax on gains resulting from sales of their shares.  For further information as to the tax consequences of participation in the Plan, Participants should consult with their own tax advisors.

Just prior to or after the end of each calendar year, Participants will be sent an Information Return (i.e., a 1099-Div or 1042S, which may be included with the last dividend payment for the year) summarizing dividends paid to them during the prior year.  An Information Return (i.e., 1099-B) summarizing gross sales transactions during the prior year will also be sent if shares are sold through the Plan.

Exhibit 5.01

October 30, 2007

Questar Corporation

180 East 100 South

Salt Lake City, Utah 84111

Re:

Registration Statement on Form S-3/A Relating to the Questar Corporation Dividend

Reinvestment and Stock Purchase Plan, as amended ("Registration Statement")

Ladies and Gentlemen:

I am acting as counsel to Questar Corporation, a Utah corporation (the "Corporation") in connection with the offer and sale of shares of the Corporation's common stock under the Corporation's Dividend Reinvestment and Stock Purchase Plan, as amended (the "Plan") as described in the Registration Statement (the "Shares").

I have examined such documents, agreements, certificates and corporate or other records as I have deemed necessary or appropriate as a basis for this opinion.  In such examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies.  As to any facts material to the opinions expressed herein that I did not independently establish or verify, I have relied upon statements and representations of officers and other representatives of the Corporation and others.

Based upon and subject to the foregoing, I am of the opinion that:

1.

The Corporation is a corporation duly organized and validly existing under the laws of the State of Utah; and

2.

The Shares have been duly authorized and, when the Shares are issued and sold in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and non-assessable.

I am admitted to the Bar of the State of Utah, and I express no opinion as to the laws of any jurisdiction other than the laws of the State of Utah and the federal laws of the United States.

I consent to the reference made to me under the heading "Legal Opinion" in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.  In giving such consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

By:

/s/_____________________________

Name:

Thomas C. Jepperson

Title:

Vice President & General Counsel

Questar Corporation

Exhibit 23.01

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" in the Post Effective Amendment to the Registration Statement (Form S-3 No. 333-09643) and related Prospectus of Questar Corporation for the registration of 20,000,000 shares of its common stock for its Dividend Reinvestment Plan and to the incorporation by reference therein of our reports dated February 26, 2007, with respect to the consolidated financial statements and schedule of Questar Corporation, Questar Corporation’s management’s assessment of the effectiveness of internal control over financial reporting , and the effectiveness of internal control over financial reporting of Questar Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2006, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Salt Lake City, Utah

October 25, 2007

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